Air T, Inc. Announces Extension of Warrants (AIRTW)
to purchase Alpha Income Preferred Securities (AIRTP)
Through September 8, 2020

by AIRT | June 9, 2020 | Press Release

DENVER, N.C., June 9, 2020 — Air T, Inc. (NASDAQ: AIRT) ("Air T") announced today that the Warrants (“Warrants”) (NASDAQ:AIRTW) to purchase its Alpha Income Preferred (AIP) securities of Air T Funding (NASDAQ:AIRTP) have been extended through September 8, 2020. The Warrants were scheduled to expire on June 10, 2020.

As a result of a one-for-ten reverse split of the AIP effective January 14, 2020, the Warrants were adjusted so that each Warrant is exercisable for one-tenth of a share of AIP for $2.40. Therefore, each ten (10) Warrants confer upon the holder the right to purchase one (1) full share of AIP for $24.00, representing a 4% discount to the stated value of $25.00 for one share.

The offering of AIP upon exercise of the Warrants is made only by means of a prospectus. Copies of the final prospectus relating to the offering, which is included in Air T’s registration statement on Form S-1 (File Nos. 333-228485 and 333-228485-01), and the prospectus supplement dated June 9, 2020, may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement may be obtained for free from Katrina Philp, Chief of Staff, Air T, Inc., telephone (612) 405-5896, email kphilp@airt.net.

ABOUT AIR T, INC.

Established in 1980, Air T Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, aviation ground support equipment manufacturing, and commercial aircraft asset management and logistics. We seek to expand, strengthen and diversify Air T’s after-tax cash flow per share. Our goal is to build Air T’s core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.net.

Forward-Looking Statements
Certain matters discussed in this press release may be considered forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are subject to risks, uncertainties and assumptions about our operations and the investments we make, including, among other things, factors discussed under the heading “Risk Factors” in our 10-K, as well as the following:
•The risk that contracts with major customers will be terminated, modified or not extended;
•Future economic conditions and their impact on the Company’s customers, particularly the air delivery business and the commercial airline industry;
•The Company’s ability to recover on its investments, including its investments at recently acquired companies,
•The timing and amounts of future orders of deicing and other specialized equipment at our Global Ground Support subsidiary;
•The timing, financing and amounts of commercial aircraft, engines and parts; and
•The risks and uncertainties related to business acquisitions (including the ability to successfully achieve the anticipated benefits of the acquisitions) inflation rates, competition, changes in technology or government regulation, debt covenants, information technology disruptions, and the impact of future terrorist activities in the United States and abroad.

Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involves risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this prospectus will prove to be accurate. We undertake no obligation to update our forward-looking statements. We caution you that the forward-looking statements in this press release are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this press release.

SOURCE Air T, Inc.

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